Exhibit 10.1.19
HARRIS INTERACTIVE INC.
RESTRICTED STOCK UNIT AGREEMENT
(Canadian Employee Participants)
     This Restricted Stock Unit Agreement (“Agreement”) is made effective on                     , between HARRIS INTERACTIVE INC., a Delaware Corporation (the “Company”), and                      (“Participant”).
     WHEREAS, the Company maintains the Harris Interactive Inc. 2007 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and
     WHEREAS, the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Restricted Stock Unit Award under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Award.
          (a) Grant. The Participant is hereby granted an award (the “Award”) to receive                      restricted stock units (the “Restricted Stock Units”), each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $.001 per share (“Stock”), subject to certain restrictions and on the terms and conditions contained in this Award and the Plan. By signing this Agreement, Participant accepts the Award subject to the terms and conditions of this Agreement.
          (b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan and agrees that this Award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan shall govern.
     2. Rights of Participant with Respect to the Restricted Stock Units.
          (a) No Shareholder Rights. The Restricted Stock Units granted pursuant to this Award do not and shall not entitle Participant to any rights of a holder of Stock. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Sections 3.
          (b) Conversion of Restricted Stock Units; Issuance of Stock. No shares of Stock shall be issued to the Participant prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 3. Neither this Section 2(b) nor any action taken pursuant to or in accordance with this Section 2(b) shall be construed to create a trust of any kind. After any Restricted Stock Units vest pursuant to Section 3, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries, or heirs, as the case may be, shares of Stock in payment of such vested whole Restricted Stock Units. The value of any fractional Restricted Stock Units shall be paid in cash at the time shares are delivered to the Participant in payment of the Restricted Stock Units.
          (c) Compliance with Securities Laws. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange. Participant agrees that the Stock issued in connection with the Restricted Stock Units will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal, state or provincial securities laws. Participant also agrees (i) that the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws may be applicable to the Stock issued in connection with the Restricted Stock Units, (ii) that the Company may refuse to register the transfer of the Stock issued in connection with the Restricted Stock Units on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Stock issued in connection with the Restricted Stock Units.
     3. Vesting; Forfeiture.
          (a) Forfeiture. Subject to Section 3(c), should either a Date of Termination or a violation of Section 6 occur prior to any of the vesting dates provided in Section 3(b), Participant’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited.
          (b) Vesting. Subject to the terms and conditions of this Award,           % of the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on each of                                         .
          (c) Change in Control. If a Change in Control (as defined in the Plan) shall occur, then immediately all non-vested Restricted Stock Units, not previously forfeited, shall fully vest and be exercisable, and all restrictions with respect to all of the Restricted Stock Units shall lapse.
          (d) Date of Termination. For purposes of this Section 3, the Participant’s “Date of Termination” shall be the first day occurring on or after the date of this Agreement on which the Participant’s employment with the Company and all Related Companies (as defined in the Plan) terminates (irrespective of the reason for termination and whether such termination is voluntary or involuntary); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Related Company (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.
     4. Restrictions on Transfer. Neither the Restricted Stock Units nor any of them nor any rights under this Award may be voluntarily or involuntarily sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of until such time as the restrictions contained in Section 3 lapse as to the applicable Restricted Stock Units and they are fully vested. Upon any violation of this restriction, the Restricted Stock Units not theretofore vested shall be forfeited.
     5. Relationship to Company.
          (a) The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock issued or to be issued in connection with the Restricted Stock Units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding , whether of a similar character or otherwise.
          (b) No Guarantee of Service. This Agreement shall not confer upon Participant any right with respect to continuance of employment by the Company or any of its affiliates, nor shall it interfere in any way with any right the Company, or its directors or stockholders, would otherwise have to terminate such Participant’s employment at any time.
     6. Non—Competition; Non-Solicitation.
          (a) Consideration for this Section. Participant acknowledges and agrees that:
               (i) the benefits afforded by this Agreement are discretionary and over and above the ordinary employment compensation provided by the Company to Participant, and in making its decision to offer Participant the benefits afforded by this Agreement the Company relied upon and was induced by the covenants made by Participant in this Section,
               (ii) in accepting the grant evidenced by this Agreement Participant is receiving an asset of significant value, which is adequate consideration for the restrictions imposed by this Agreement,

               (iii) Participant’s position with the Company places Participant in a position of confidence and trust with the clients and employees of the Company,
               (iv) the Company’s business is carried on throughout the world and accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area,
               (v) the course of Participant’s employment with the Company necessarily requires the disclosure of confidential information and trade secrets related to the Company’s relationships with clients (such as, without limitation, pricing information, marketing plans, budgets, designs, methodologies, products, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers) as well as other confidential and proprietary information, (such as databases, methodologies, and technologies),
               (vi) Participant’s employment affords Participant the opportunity to develop a personal acquaintanceship and relationship with the Company’s employees and clients, which in some cases may constitute the Company’s primary or only contact with such employees and clients, and to develop a knowledge of those client’s and employee’s affairs and requirements,
               (vii) the Company’s relationships with its established clientele and employees are placed in Participant’s hands in confidence and trust, and
               (viii) it is reasonable and necessary for the protection of the goodwill and business of the Company that Participant make the covenants contained in this Agreement.
          (b) Restricted Activity.
               (i) Participant agrees that during the term of Participant’s employment, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner of any entity (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct), or in any other manner directly or indirectly engage in any activity or business competitive in any manner with the activities or business of the Company.
               (ii) For a period of one year after Participant’s Date of Termination, with respect to any services, products, or business pursuits competitive with those of the Company, Participant shall not, directly or indirectly, whether as a director, officer, employee, consultant, agent, partner, equity owner of any entity (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct), participant, proprietor, manager, operator, independent contractor, representative, advisor, trustee, or otherwise, solicit or otherwise deal in any way with any of the clients or customers of the Company:

          (A) with whom Participant in the course of employment by the Company acquired a relationship or had dealings,
          (B) with respect to whom Participant in the course of employment by the Company was privy to material or proprietary information, or
          (C) with respect to whom Participant was otherwise involved in the course of employment by the Company, whether in a supervisory, managerial, consultative, policy-making, or other capacity involving other Company employees who had direct dealings with such clients and customers.
Such clients and customers include any client or customer to whom the Company sold services or products in the two years prior to the Date of Termination, any prospective client or customer of the Company for whom a proposal was prepared or to whom any other marketing presentation was made within the year prior to the Date of Termination, or any prospective client or customer for whom pursuit was actively planned by the Company within the year prior to the Date of Termination and in respect of whom the Company has not determined to cease such pursuit.
               (iii) For a period of one year after the Date of Termination, Participant shall not (including without limitation on behalf of, for the benefit of, or in conjunction with or as part of, any other person or entity) directly or indirectly:
          (A) solicit, assist, discuss with or advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate such employee’s relationship with Company for any reason, or assist any person or entity in doing so,
          (B) employ, assist, engage, or otherwise contract or create any relationship with, any employee or former employee of Company in any business or venture of any kind or nature, in the case of a former employee unless such person shall not have been employed by Company for a period of at least one year and no solicitation prohibited hereby shall have occurred prior to the end of such one year period, or
          (C) interfere in any manner with the relationship between any employee and Company.
          (c) Remedies. Participant acknowledges that the Company’s legal remedies for a breach of this Section 6 shall be inadequate, and that without limitation of Company’s rights to any other remedy at law or equity available to it, the Company (i) shall be entitled to obtain injunctive relief to enforce this provision, and (ii) shall be entitled to cancel any rights under this Agreement, and (iii) shall be entitled to recover from the Participant any Stock granted hereunder, whether or not vested, or if such Stock has been transferred or sold, an amount equal to the value thereof, and such Stock and the proceeds thereof shall be held in a constructive trust for the purposes of enforcement hereof. The Company’s rights to enforce this Agreement shall survive any vesting and/or forfeiture of rights hereunder. If any part of this Section 6 shall be deemed illegal or unenforceable, this section shall be deemed modified and then enforced to the greatest extent legally enforceable.
     7. Income Tax Matters. In order to comply with all applicable federal, state, or provincial income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all federal, state, or provincial payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from Participant.
     8. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Stock Units and the Stock.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under Participant.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS A COPY SIGNED BY THE PARTICIPANT IS DELIVERED TO THE COMPANY WITHIN FORTY-FIVE (45) DAYS AFTER THE GRANT DATE.
     IN WITNESS WHEREOF , the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the date of first above written.

HARRIS INTERACTIVE INC.

By:		(Participant)

	Title:	Dated: